Exhibit 24.6
POWER OF ATTORNEY
     WHEREAS, CENTRAL ILLINOIS LIGHT COMPANY, an Illinois corporation (herein referred to as the “Company”), is required to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2007; and
     WHEREAS, each of the below undersigned is a director of the Company.
     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Scott A. Cisel and/or Warner L. Baxter and/or Steven R. Sullivan and/or Martin J. Lyons and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Form 10-K and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 8th day of February 2008:

Daniel F. Cole, Director	/s/ Daniel F. Cole

Steven R. Sullivan, Director	/s/ Steven R. Sullivan

Thomas R. Voss, Director	/s/ Thomas A. Voss

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)
     On this 8th day of February, 2008, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Central Illinois Light Company, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Donna S. Bilkey
DONNA S. BILKEY
Notary Public- Notary Seal STATE OF MISSOURI- JEFFERSON COUNTY Commission #06900096 My Commission Expires 06/13/2010